Exhibit 21

                          SUBSIDIARIES


Union State Bancshares, Inc.                 A bank holding
                                             company registered
                                             under the Bank
                                             Holding Company Act
                                             of 1956, as amended

The Exchange National Bank of                A national banking
Jefferson City                               association

Union State Bank and Trust of Clinton        A Missouri trust
                                             company